UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2007

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	333-11980	65-0771145
(State or Other Jurisdiction of Incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FIRST STATE FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, the Registrant announced that John “Jed” E. Wilkinson, age 59, had been appointed as President and Chief Executive Officer and a Director of the Registrant, effective April 12, 2007. Mr. Wilkinson has been with the Company since November 2002, serving as Executive Vice President and Chief Operating Officer of First State Bank. Prior to joining the Company, Mr. Wilkinson served as Executive Vice President and Chief Operating Officer of South Trust Bank from 1987 to 2002 as part of his 16-year tenure with them. Mr. Wilkinson does not have an employment agreement with the Registrant.

The Registrant also announced that, effective April 9, 2007, Corey J. Coughlin had resigned as a Director of the Company and as President and Chief Executive Officer and Director of First State Bank, the Company’s wholly-owned subsidiary, to pursue other business opportunities, and that his term as President and Chief Executive Officer of the Company had expired. Mr. Coughlin was not reappointed by the Board of Directors as President and Chief Executive Officer of the Registrant.

A copy of a press release dated April 13, 2007 by the Registrant announcing the management changes is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.	Press release dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: April 13, 2007	By:	/S/ John E. Wilkinson
John E. Wilkinson
President and Chief Executive Officer